EXHIBIT 99.1
                                  ------------

HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

------------------------------------------------------------------------------------------------------

                                  Standard       Moody's         Fitch     Duff & Phelps
                                  & Poor's     Investors     Investors            Credit       Thomson
                               Corporation       Service      Services        Rating Co.     BankWatch
------------------------------------------------------------------------------------------------------
At March 31, 1998
------------------------------------------------------------------------------------------------------
Household International, Inc.
  Senior debt                            A            A3             A                 A             A
  Commercial paper                     A-1           P-2           F-1            Duff 1         TBW-1
  Preferred stock                       A-          baa1            A-                A-          BBB+
                               -----------     ---------     ---------     -------------     ---------
Household Finance Corporation
  Senior debt                            A            A2            A+                A+            A+
  Senior subordinated debt              A-            A3             A                 A             A
  Commercial paper                     A-1           P-1           F-1           Duff 1+         TBW-1
                               -----------     ---------     ---------     -------------     ---------
Household Bank, f.s.b.
  Senior debt                            A            A2             A                 A            NR
  Subordinated debt                     A-            A3            A-                A-             A
  Certificates of deposit
     (long/short-term)               A/A-1        A2/P-1         A/F-1          A/Duff 1         TBW-1
  Thrift notes                         A-1           P-1           F-1            Duff 1         TBW-1
------------------------------------------------------------------------------------------------------